Exhibit 23.1

Schwartz Levitsky Feldman llp
Chartered Accountants
Licensed Public Accountants
Toronto - Montreal

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz, Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated July 5, 2007 on the consolidated financial statements of Yukon Gold Corporation, Inc. (the "Company") included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended April 30, 2007.

/s/ SCHWARTZ LEVITSKY FELDMAN LLP

CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS

Toronto, Ontario, Canada
July 30, 2007

1167 Caledonia Road
Toronto, ON M6A 2X1
Tel: 416-785-5353
Fax: 416-785-5663